COMERICA REPORTS THIRD QUARTER 2007 EARNINGS
Strong Loan Growth in High Growth Markets
As Corporate Headquarters Relocates to Texas
DALLAS/October 17, 2007 — Comerica Incorporated (NYSE: CMA) today reported third quarter 2007 income from continuing operations of $180 million, or $1.17 per diluted share, compared to $196 million, or $1.25 per diluted share, for the second quarter 2007 and $195 million, or $1.20 per diluted share, for the third quarter 2006.

(dollar amounts in millions, except per share data)	3rd Qtr ’07	2nd Qtr ’07	3rd Qtr ’06

Net interest income	$503	$509	$502
Provision for loan losses	45	36	15
Noninterest income	230	225	195
Noninterest expenses	423	411	399

Income from continuing operations, net of tax	180	196	195
Net income	181	196	200

Diluted EPS from continuing operations	1.17	1.25	1.20
Diluted EPS from discontinued operations*	0.01	—	0.03
Diluted EPS	1.18	1.25	1.23

Return on average common shareholders’ equity from continuing operations	14.24%	15.41%	15.00%
Return on average common shareholders’ equity	14.38	15.41	15.38

Net interest margin	3.66	3.76	3.79

*	In the fourth quarter 2006, Comerica sold its stake in Munder Capital Management (Munder) and reports Munder as a discontinued operation in all periods presented.
Income from continuing operations for the first nine months of 2007 was $565 million, or $3.61 per diluted share, compared to $597 million, or $3.65 per diluted share, for the first nine months of 2006. The provision for loan losses was $104 million for the first nine months of 2007, compared to $15 million for the same period in 2006. Return on average common shareholders’ equity from continuing operations was 14.83 percent for the first nine months of 2007 and 15.48 percent for the same period in 2006.
“We had strong loan growth in our high-growth markets, particularly Texas,” said Ralph W. Babb Jr., chairman and chief executive officer. “Despite a challenging external environment, we continued to advance our strategy to diversify our customer base and extend our reach in our high-growth markets, including the relocation of our corporate headquarters to Dallas, Texas. The commercial real estate market in Michigan and California continued to be challenged in the third quarter, but our enhanced credit process has positioned us well to manage these credits throughout the cycle.”
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COMERICA REPORTS THIRD QUARTER 2007 EARNINGS — 2
Third Quarter and Year-to-date 2007 Highlights
Third Quarter 2007 Compared to Second Quarter 2007
•	On an annualized basis, excluding Financial Services Division (FSD) loans, average loans increased four percent, led by growth of 20 percent in the Texas market, 10 percent in the Florida market and six percent in the Western market, with the Midwest market down two percent. National Dealer Services loans seasonally declined in the third quarter, which affects third quarter to second quarter comparisons. If this decline is also excluded, average annualized loan growth would be seven percent in total, 29 percent in the Florida market, 22 percent in the Texas market and 13 percent in the Western market, with a one percent decline in the Midwest market
•	The net interest margin was 3.66 percent in the third quarter 2007, a decrease of 10 basis points from 3.76 percent in the second quarter 2007, largely due to an increase in the investment securities portfolio and funding earning asset growth with more costly funds in a volatile capital markets environment
•	Net credit-related charge-offs were $40 million, or 32 basis points as a percent of average total loans, for the third quarter 2007, compared to $30 million, or 24 basis points as a percent of average total loans, for the second quarter 2007
•	Noninterest income increased $5 million, spread across many categories
•	Noninterest expenses increased $12 million from the second quarter 2007, mostly due to the receipt of a litigation-related insurance settlement of $8 million in the second quarter 2007
•	Open market share repurchases in the third quarter 2007 totaled 2.0 million shares, or one percent of total shares outstanding at June 30, 2007
First Nine Months of 2007 Compared to First Nine Months of 2006
•	Excluding Financial Services Division loans, average loan growth was seven percent, with 15 percent growth in the Texas market, 13 percent in the Western market, 12 percent in the Florida market and one percent in the Midwest market
•	The net interest margin was 3.75 percent, compared to 3.80 percent for the same period in 2006
•	Total revenue increased five percent, including 11 percent growth in noninterest income
•	Net credit-related charge-offs were 24 basis points as a percent of average total loans for the first nine months of 2007, compared to 13 basis points for the same period in 2006
•	The increase in noninterest expenses was contained at $24 million, or two percent, from 2006. Expenses related to new banking centers contributed $17 million and costs associated with the previously announced headquarters move to Dallas, Texas, contributed $4 million of the increase. Full time equivalent employees increased only one percent from September 30, 2006 to September 30, 2007, even with the net addition of 21 new banking centers during the period
•	Open market share repurchases in the first nine months of 2007 totaled 8.9 million shares, or six percent of total shares outstanding at December 31, 2006
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COMERICA REPORTS THIRD QUARTER 2007 EARNINGS — 3
Net Interest Income and Net Interest Margin

(dollar amounts in millions)	3rd Qtr ’07	2nd Qtr ’07	3rd Qtr ’06

Net interest income	$503	$509	$502

Net interest margin	3.66%	3.76%	3.79%

Selected average balances:
Total earning assets	$54,641	$54,304	$52,500
Total loans	49,874	49,793	48,125
Total loans, excluding FSD loans (primarily low-rate)	48,683	48,213	46,032

Total interest-bearing deposits	30,276	30,049	29,133
Total noninterest-bearing deposits	10,840	11,633	12,723
Total noninterest-bearing deposits, excluding FSD	8,265	8,356	8,644

•	The $6 million decrease in net interest income in the third quarter 2007, when compared to second quarter 2007, resulted primarily from higher cost funding sources, in part due to a decline in noninterest-bearing deposits in the Financial Services Division, partially offset by the impact of one more day in the third quarter 2007 ($5 million) and growth in earning assets
•	The net interest margin of 3.66 percent declined 10 basis points, reflecting a change in the funding mix, including customer movement toward higher-cost deposits, and an increase in borrowings. The impact of a decline in average Financial Services Division noninterest bearing deposits was essentially offset by a decline in average Financial Services Division loans (primarily low-rate). Maturing interest rate swaps provided a three basis point positive contribution to the margin, which was offset by the impact of a $320 million increase in the investment securities portfolio
Noninterest Income
Noninterest income was $230 million for the third quarter 2007, compared to $225 million for the second quarter 2007 and $195 million for the third quarter 2006. The $5 million increase in noninterest income in the third quarter 2007, compared to the second quarter 2007, reflected positive trends in commercial lending fees, letter of credit fees, foreign exchange income, brokerage fees and investment banking fees, an increase in net income (loss) from principal investing and warrants ($5 million), and securities gains of $4 million, partially offset by an $8 million decrease in deferred compensation plan asset returns. Net securities gains of $4 million included several items, the largest of which was a $3 million gain from the sale of put rights obtained in a nonaccrual loan workout several years ago. Certain categories of noninterest income are highlighted in the table below.

(in millions)	3rd Qtr ’07	2nd Qtr ’07	3rd Qtr ’06

Net income (loss) from principal investing and warrants	$11	$6	$—
Net securities gains	4	—	—
Net gain (loss) on sales of businesses	—	2	(7)
Other noninterest income
Deferred compensation asset returns*	(2)	6	1

*	Compensation deferred by Comerica officers is invested in stocks and bonds to reflect the investment selections of the officers. Income (loss) earned on these assets is reported in noninterest income and the offsetting increase (decrease) in the liability is reported in salaries expense.
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COMERICA REPORTS THIRD QUARTER 2007 EARNINGS — 4
Noninterest Expenses
Noninterest expenses were $423 million for the third quarter 2007, compared to $411 million for the second quarter 2007 and $399 million for the third quarter 2006. The $12 million increase in noninterest expenses in the third quarter 2007, compared to the second quarter 2007, reflected a $15 million change in litigation and operational losses and a $3 million increase in costs related to other real estate, partially offset by decreases in incentives ($5 million) and deferred compensation plan costs ($8 million) (both contributing to the $8 million decrease in salaries in the third quarter 2007). Litigation and operational losses reflected a litigation-related insurance settlement of $8 million in the second quarter 2007. In addition, noninterest expenses included approximately $2 million of costs related to the previously announced relocation of Comerica’s headquarters to Dallas, Texas, in both the third and second quarters of 2007, reflected in salaries and other noninterest expenses.
Certain categories of noninterest expenses are highlighted in the table below.

(in millions)	3rd Qtr ’07	2nd Qtr ’07	3rd Qtr ’06

Salaries
Regular salaries	$162	$156	$156
Severance	—	1	1
Incentives	35	40	31
Deferred compensation plan costs	(2)	6	1
Share-based compensation	12	12	13

Total salaries	207	215	202
Employee benefits	49	50	48
Litigation and operational losses	6	(9)	3
Provision for credit losses on lending-related commitments	—	(2)	(5)

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COMERICA REPORTS THIRD QUARTER 2007 EARNINGS — 5
Credit Quality
“In light of the increased stress on our commercial real estate portfolios, particularly in Michigan and California, we have taken additional reserves and realigned internal resources to continue our active management of these credits,” said Babb.
•	The provision for loan losses reflected ongoing challenges to commercial real estate located in Michigan (Midwest market) and California

•	Gross charge-offs increased $4 million and recoveries declined $6 million from second quarter 2007 levels

•	Nonperforming assets were 59 basis points of total loans and foreclosed property for the third quarter 2007, and below historical averages. During the third quarter 2007, $94 million of loan relationships greater than $2 million were transferred to nonaccrual status, a decrease of $13 million from the second quarter 2007. All of the transfers of loan relationships greater than $2 million to nonaccrual in the third quarter 2007 were from the Midwest market and $77 million were in the real estate industry

(dollar amounts in millions)	3rd Qtr ’07	2nd Qtr ’07	3rd Qtr ’06

Net loan charge-offs	$40	$30	$3
Net lending-related commitment charge-offs	—	—	5

Total net credit-related charge-offs	40	30	8
Net loan charge-offs/Average total loans	0.32%	0.24%	0.02%
Net credit-related charge-offs/Average total loans	0.32	0.24	0.06

Provision for loan losses	$45	$36	$15
Provision for credit losses on lending-related commitments	—	(2)	(5)

Total provision for credit losses	45	34	10

Nonperforming assets (NPAs)	291	259	197
NPAs/Total loans and foreclosed property	0.59%	0.53%	0.42%

Allowance for loan losses	$512	$507	$493
Allowance for credit losses on lending-related commitments*	19	19	31

Total allowance for credit losses	531	526	524
Allowance for loan losses/Total loans	1.03%	1.04%	1.06%
Allowance for loan losses/NPAs	176	195	251

*	Included in “Accrued expenses and other liabilities” on the consolidated balance sheets.
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COMERICA REPORTS THIRD QUARTER 2007 EARNINGS — 6
Balance Sheet and Capital Management
Total assets and common shareholders’ equity were $59.8 billion and $5.1 billion, respectively, at September 30, 2007, compared to $58.6 billion and $5.0 billion, respectively, at June 30, 2007. There were approximately 151 million shares outstanding at September 30, 2007, compared to 153 million shares outstanding at June 30, 2007. Open market share repurchases for the current and prior quarter are shown in the following table:

	3rd Qtr ’07		2nd Qtr ’07
	Number		Number
(in millions)	of Shares	Amount	of Shares	Amount

Open market share repurchases	2.0	$109	3.5	$217

Comerica’s third quarter 2007 estimated Tier 1 common, Tier 1 and total risk-based capital ratios were 7.00 percent, 7.67 percent and 11.43 percent, respectively.
Full-Year 2007 Outlook Compared to Full Year 2006 for Continuing Operations
•	Mid to high single-digit average loan growth, excluding Financial Services Division loans, with flat growth in the Midwest market, and low double-digit growth in the Western and Texas markets

•	Average earning asset growth slightly less than average loan growth

•	Average Financial Services Division noninterest-bearing deposits of about $2.8 billion, reflecting expected average deposits of about $1.8 billion in the fourth quarter 2007. Financial Services Division loans will fluctuate in tandem with the level of noninterest-bearing deposits

•	Average full year net interest margin in the high 3.60 percent range, reflecting a net interest margin in the low 3.50 percent range for the fourth quarter 2007

•	Average net credit-related charge-offs of about 25 basis points of average loans, with a provision for credit losses modestly exceeding net charge-offs. Fourth quarter 2007 net credit-related charge-offs consistent with third quarter 2007

•	High single-digit growth in noninterest income, from a 2006 adjusted base of $820 million which excludes the Financial Services Division-related lawsuit settlement and the loss on sale of the Mexican bank charter

•	Flat noninterest expenses, excluding the provision for credit losses on lending-related commitments, from a 2006 adjusted base of $1,669 million

•	Effective tax rate of about 32 percent

•	Active capital management within targeted capital ratios (Tier 1 common of 6.50 percent to 7.50 percent and Tier 1 of 7.25 percent to 8.25 percent). Total open market share repurchases in 2007 expected to be about ten million shares
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COMERICA REPORTS THIRD QUARTER 2007 EARNINGS — 7
Business Segments
Comerica’s continuing operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. The Finance Division also is included as a segment. The financial results below are based on the internal business unit structure of the Corporation and methodologies in effect at September 30, 2007 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses third quarter 2007 results compared to second quarter 2007.
The following table presents net income (loss) by business segment.

(dollar amounts in millions)	3rd Qtr ’07		2nd Qtr ’07		3rd Qtr ’06

Business Bank	$134	72%	$136	73%	$147	73%
Retail Bank	32	17	35	19	40	19
Wealth & Institutional Management	20	11	16	8	16	8

	186	100%	187	100%	203	100%
Finance	2		—		(5)
Other*	(7)		9		2

Total	$181		$196		$200

*	Includes discontinued operations and items not directly associated with the three major business segments or the Finance Division.
Business Bank

(dollar amounts in millions)	3rd Qtr ’07	2nd Qtr ’07	3rd Qtr ’06

Net interest income (FTE)	$332	$338	$331
Provision for loan losses	43	32	6
Noninterest income	82	68	56
Noninterest expenses	177	176	171
Net income	134	136	147

Net credit-related charge-offs	30	24	2

Selected average balances:
Assets	40,796	40,848	39,690
Loans	39,746	39,824	38,473
FSD loans	1,191	1,580	2,093
Deposits	15,948	16,432	17,184
FSD deposits	3,789	4,505	5,543

Net interest margin	3.31%	3.39%	3.42%

•	Average loans, excluding the Financial Services Division, increased $311 million, or three percent on an annualized basis. Growth in Middle Market, Global Corporate, Commercial Real Estate and Energy was partially offset by a seasonal reduction in National Dealer Services

•	Average deposits increased $232 million, excluding the $716 million decline in the Financial Services Division. Deposit growth in Global Corporate, Commercial Real Estate and Technology and Life Sciences was partially offset by a decrease in Middle Market

•	The net interest margin of 3.31 percent decreased eight basis points, primarily due to narrowing loan spreads

•	The provision for loan losses increased $11 million, primarily due to an increase in credit risk in the Commercial Real Estate line of business

•	Noninterest income increased $14 million, reflecting positive trends in commercial lending fees, letter of credit fees, foreign exchange income and investment banking fees, as well as warrant fair value adjustments and securities gains in the third quarter

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COMERICA REPORTS THIRD QUARTER 2007 EARNINGS — 8
Retail Bank

(dollar amounts in millions)	3rd Qtr ’07	2nd Qtr ’07	3rd Qtr ’06

Net interest income (FTE)	$159	$160	$161
Provision for loan losses	7	4	4
Noninterest income	56	57	53
Noninterest expenses	160	160	151
Net income	32	35	40

Net credit-related charge-offs	9	6	6

Selected average balances:
Assets	6,854	6,828	6,766
Loans	6,111	6,100	6,067
Deposits	17,144	17,191	16,751

Net interest margin	3.68%	3.73%	3.81%

•	Average loans increased $11 million, with an increase in the Texas market partially offset by a decrease in SBA loans
•	Average deposits decreased $47 million, with declines in the Midwest market, partially offset by increases in the Texas and Western markets
•	The net interest margin of 3.68 percent decreased five basis points, primarily due to a decline in loan spreads and customer movement toward higher cost deposits
•	The provision for loan losses increased $3 million, primarily due to a decline in credit quality in Personal Banking
•	One new banking center was opened in the third quarter
Wealth and Institutional Management

(dollar amounts in millions)	3rd Qtr ’07	2nd Qtr ’07	3rd Qtr ’06

Net interest income (FTE)	$36	$36	$37
Provision for loan losses	(5)	2	—
Noninterest income	70	70	63
Noninterest expenses	81	79	76
Net income	20	16	16

Net credit-related charge-offs	1	—	—

Selected average balances:
Assets	4,152	4,009	3,683
Loans	3,989	3,860	3,547
Deposits	2,378	2,295	2,317

Net interest margin	3.58%	3.72%	4.12%

•	Average loans increased $129 million, or 13 percent on an annualized basis
•	Average deposits increased $83 million, primarily due to an increase in time and money market deposits
•	The net interest margin of 3.58 percent declined 14 basis points, primarily due to lower loan spreads and customer movement towards higher cost deposits
•	The provision for loan losses decreased $7 million due to an improvement from one large customer in the Midwest market
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COMERICA REPORTS THIRD QUARTER 2007 EARNINGS — 9
Geographic Market Segments
Comerica also provides market segment results for four primary geographic markets: Midwest, Western, Texas and Florida. In addition to the four primary geographic markets, Other Markets and International are also reported as market segments. The financial results below are based on methodologies in effect at September 30, 2007 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses third quarter 2007 results compared to second quarter 2007.
The following table presents net income (loss) by market segment.

(dollar amounts in millions)	3rd Qtr ’07		2nd Qtr ’07		3rd Qtr ’06

Midwest	$89	48%	$87	47%	$102	50%
Western	50	27	58	31	60	30
Texas	26	14	20	10	22	11
Florida	3	1	2	1	6	3
Other Markets	3	2	5	3	5	2
International	15	8	15	8	8	4

	186	100%	187	100%	203	100%
Finance & Other*	(5)		9		(3)

Total	$181		$196		$200

*	Includes discontinued operations and items not directly associated with the geographic markets.
Midwest

(dollar amounts in millions)	3rd Qtr ’07	2nd Qtr ’07	3rd Qtr ’06

Net interest income (FTE)	$241	$248	$251
Provision for loan losses	24	34	24
Noninterest income	124	122	117
Noninterest expenses	220	217	206
Net income	89	87	102

Net credit-related charge-offs	30	29	5

Selected average balances:
Assets	22,792	22,875	22,922
Loans	21,816	21,946	21,842
Deposits	16,608	16,477	16,716

Net interest margin	4.38%	4.52%	4.56%

•	Average loans declined $130 million, primarily due to a decline in Middle Market and a seasonal decline in National Dealer Services
•	Average deposits increased $131 million, primarily in the Commercial Real Estate, Global Corporate and Private Banking lines of business, partially offset by a decline in Personal Banking
•	The net interest margin of 4.38 percent declined 14 basis points, primarily due to a decline in loan spreads and customer movement toward higher cost deposits
•	The provision for loan losses decreased $10 million, as improvements in credit quality in Middle Market Banking and one large customer in Private Banking more than offset a decline in credit quality in Commercial Real Estate
•	Noninterest income increased $2 million, primarily due to securities gains
•	Noninterest expenses increased $3 million, partially due to increases in litigation and operational losses and an increase in the provision for credit losses on lending-related commitments from a negative provision last quarter
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COMERICA REPORTS THIRD QUARTER 2007 EARNINGS — 10
Western Market

(dollar amounts in millions)	3rd Qtr ’07	2nd Qtr ’07	3rd Qtr ’06

Net interest income (FTE)	$177	$179	$176
Provision for loan losses	23	5	(4)
Noninterest income	36	32	23
Noninterest expenses	110	113	108
Net income	50	58	60

Net credit-related charge-offs	7	4	—

Selected average balances:
Assets	17,095	17,257	16,430
Loans	16,543	16,715	15,887
FSD loans	1,191	1,580	2,093
Deposits	13,009	13,595	13,975
FSD deposits	3,607	4,310	5,408

Net interest margin	4.24%	4.29%	4.39%

•	Excluding the Financial Services Division, average loans increased $217 million, or six percent on an annualized basis, primarily due to growth in the Middle Market, Private Banking, Commercial Real Estate and Global Corporate business lines, partially offset by a seasonal decline in National Dealer Services
•	Excluding the Financial Services Division, average deposits increased $117 million, primarily due to growth in the Entertainment Lending, Small Business and Private Banking business lines
•	The net interest margin declined five basis points due to a decline in loan spreads. The impact of a decline in noninterest-bearing deposits in the Financial Services Division was essentially offset by a decline in Financial Services Division loans (primarily low-rate)
•	The provision for loan losses increased $18 million, primarily due to a decline in credit quality in the Commercial Real Estate business line
•	Noninterest income increased $4 million, primarily due to a warrant fair value adjustment in the third quarter
Texas Market

(dollar amounts in millions)	3rd Qtr ’07	2nd Qtr ’07	3rd Qtr ’06

Net interest income (FTE)	$71	$69	$67
Provision for loan losses	(2)	3	(1)
Noninterest income	24	20	19
Noninterest expenses	58	56	54
Net income	26	20	22

Total net credit-related charge-offs	1	1	3

Selected average balances:
Assets	7,172	6,844	6,388
Loans	6,902	6,570	6,121
Deposits	3,920	3,836	3,672

Net interest margin	4.08%	4.22%	4.30%

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COMERICA REPORTS THIRD QUARTER 2007 EARNINGS — 11
•	Average loans increased $332 million, or 20 percent on an annualized basis, primarily due to strong growth in Energy, Middle Market, Global Corporate, Technology and Life Sciences and Small Business
•	Average deposits increased $84 million, primarily due to growth in Technology and Life Sciences, Small Business and Private Banking
•	The net interest margin of 4.08 percent decreased 14 basis points, primarily due to a decline in loan spreads and customer movement toward higher cost deposits
•	The provision for loan losses decreased $5 million, primarily due to an improvement in Technology and Life Sciences and Commercial Real Estate
•	Noninterest income increased $4 million, primarily due to an increase in commercial loan fees
•	One new banking center was opened in the third quarter
Florida Market

(dollar amounts in millions)	3rd Qtr ’07	2nd Qtr ’07	3rd Qtr ’06

Net interest income (FTE)	$13	$11	$11
Provision for loan losses	3	2	(3)
Noninterest income	4	3	4
Noninterest expenses	10	9	9
Net income	3	2	6

Net credit-related charge-offs	1	1	—

Selected average balances:
Assets	1,706	1,666	1,549
Loans	1,692	1,649	1,532
Deposits	271	290	313

Net interest margin	2.97%	2.68%	2.81%

•	Average loans increased $43 million, or 10 percent on an annualized basis
•	Average deposits decreased $19 million, primarily due to a decrease in noninterest-bearing deposits
Conference Call and Webcast
Comerica will host a conference call to review third quarter 2007 financial results at 8 a.m. EDT (7 a.m. CDT) Wednesday, October 17, 2007. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (event ID No. 17469032). The call and supplemental financial information can also be accessed on the Internet at www.comerica.com. A replay will be available approximately two hours following the conference call until October 31, 2007. The conference call replay can be accessed by calling (800) 642-1687 or (706) 645-9291 (event ID No. 17469032). A replay of the Webcast can also be accessed via Comerica’s “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned into three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. Comerica focuses on relationships and helping businesses and people to be successful. Comerica Bank locations can be found in Michigan, California, Texas, Florida and Arizona, with select businesses operating in several other states, Canada and Mexico.
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COMERICA REPORTS THIRD QUARTER 2007 EARNINGS — 12
Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in the pace of an economic recovery and related changes in employment levels, changes related to the headquarters relocation or to its underlying assumptions, the effects of war and other armed conflicts or acts of terrorism, the effects of natural disasters including, but not limited to, hurricanes, tornadoes, earthquakes and floods, the disruption of private or public utilities, the implementation of Comerica’s strategies and business models, management’s ability to maintain and expand customer relationships, management’s ability to retain key officers and employees, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, automotive production, the anticipated performance of any new banking centers, the entry of new competitors in Comerica’s markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic conditions and related credit and market conditions and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Wayne J. Mielke	Darlene P. Persons
(214) 462-4463	(313) 222-2840

Paul Jaremski
(214) 969-6476

CONSOLIDATED FINANCIAL HIGHLIGHTS
Comerica Incorporated and Subsidiaries

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(in millions, except per share data)	2007	2007	2006	2007	2006

PER SHARE AND COMMON STOCK DATA
Diluted income from continuing operations	$1.17	$1.25	$1.20	$3.61	$3.65
Diluted net income	1.18	1.25	1.23	3.63	3.64
Cash dividends declared	0.64	0.64	0.59	1.92	1.77
Common shareholders’ equity (at period end)	33.62	32.80	32.79

Average diluted shares (in thousands)	153,096	156,632	162,438	156,202	163,299

KEY RATIOS
Return on average common shareholders’ equity from continuing operations	14.24%	15.41%	15.00%	14.83%	15.48%
Return on average common shareholders’ equity	14.38	15.41	15.38	14.89	15.40
Return on average assets from continuing operations	1.22	1.35	1.37	1.30	1.42
Return on average assets	1.23	1.35	1.41	1.30	1.41
Average common shareholders’ equity as a percentage of average assets	8.58	8.77	9.16	8.76	9.14
Tier 1 common capital ratio *	7.00	7.18	7.48
Tier 1 risk-based capital ratio *	7.67	7.87	8.04
Total risk-based capital ratio *	11.43	11.71	11.25
Leverage ratio *	9.61	9.68	9.68

AVERAGE BALANCES
Commercial loans	$28,052	$28,324	$27,534	$28,046	$27,251
Real estate construction loans	4,607	4,501	4,064	4,454	3,805
Commercial mortgage loans	9,829	9,634	9,362	9,713	9,198
Residential mortgage loans	1,865	1,791	1,602	1,788	1,544
Consumer loans	2,320	2,331	2,474	2,351	2,555
Lease financing	1,319	1,287	1,323	1,293	1,307
International loans	1,882	1,925	1,766	1,880	1,815

Total loans	49,874	49,793	48,125	49,525	47,475

Earning assets	54,641	54,304	52,500	54,036	51,955
Total assets	58,546	58,118	56,790	57,923	56,231
Interest-bearing deposits	30,276	30,049	29,133	30,247	28,395
Total interest-bearing liabilities	41,406	40,157	37,555	40,031	36,551
Noninterest-bearing deposits	10,840	11,633	12,723	11,540	13,299
Common shareholders’ equity	5,024	5,097	5,203	5,074	5,141

NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)	$504	$510	$502	$1,517	$1,483
Fully taxable equivalent adjustment	1	1	—	3	2
Net interest margin	3.66%	3.76%	3.79%	3.75%	3.80%

CREDIT QUALITY
Nonaccrual loans	$272	$244	$174
Foreclosed property	19	15	23

Total nonperforming assets	291	259	197

Loans past due 90 days or more and still accruing	63	29	18

Gross loan charge-offs	47	43	17	124	67
Loan recoveries	7	13	14	38	29

Net loan charge-offs	40	30	3	86	38
Lending-related commitment charge-offs	—	—	5	3	11

Total net credit-related charge-offs	40	30	8	89	49

Allowance for loan losses	512	507	493
Allowance for credit losses on lending-related commitments	19	19	31

Total allowance for credit losses	531	526	524

Allowance for loan losses as a percentage of total loans	1.03%	1.04%	1.06%
Net loan charge-offs as a percentage of average total loans	0.32	0.24	0.02	0.23%	0.11%
Net credit-related charge-offs as a percentage of average total loans	0.32	0.24	0.06	0.24	0.13
Nonperforming assets as a percentage of total loans and foreclosed property	0.59	0.53	0.42
Allowance for loan losses as a percentage of total nonperforming assets	176	195	251

*	September 30, 2007 ratios are estimated

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	December 31,	September 30,
(in millions, except share data)	2007	2007	2006	2006

ASSETS
Cash and due from banks	$1,271	$1,372	$1,434	$1,456
Federal funds sold and securities purchased under agreements to resell	129	1,217	2,632	3,473
Other short-term investments	293	251	327	259
Investment securities available-for-sale	4,942	4,368	3,662	3,931

Commercial loans	27,392	27,146	26,265	25,755
Real estate construction loans	4,759	4,513	4,203	4,122
Commercial mortgage loans	9,994	9,728	9,659	9,485
Residential mortgage loans	1,892	1,839	1,677	1,622
Consumer loans	2,397	2,321	2,423	2,498
Lease financing	1,319	1,314	1,353	1,321
International loans	1,843	1,904	1,851	1,712

Total loans	49,596	48,765	47,431	46,515
Less allowance for loan losses	(512)	(507)	(493)	(493)

Net loans	49,084	48,258	46,938	46,022

Premises and equipment	635	616	568	540
Customers’ liability on acceptances outstanding	39	40	56	64
Accrued income and other assets	3,415	2,448	2,384	2,729

Total assets	$59,808	$58,570	$58,001	$58,474

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$11,076	$12,763	$13,901	$15,132
Money market and NOW deposits	14,814	15,212	15,250	14,711
Savings deposits	1,402	1,397	1,365	1,378
Customer certificates of deposit	8,010	7,567	7,223	7,057
Institutional certificates of deposit	5,049	5,479	5,783	5,783
Foreign office time deposits	1,355	789	1,405	869

Total interest-bearing deposits	30,630	30,444	31,026	29,798

Total deposits	41,706	43,207	44,927	44,930

Short-term borrowings	2,813	297	635	225
Acceptances outstanding	39	40	56	64
Accrued expenses and other liabilities	1,267	1,260	1,281	1,292
Medium- and long-term debt	8,906	8,748	5,949	6,755

Total liabilities	54,731	53,552	52,848	53,266

Common stock — $5 par value:
Authorized — 325,000,000 shares
Issued — 178,735,252 shares at 9/30/07, 6/30/07, 12/31/06 and 9/30/06	894	894	894	894
Capital surplus	551	539	520	507
Accumulated other comprehensive loss	(238)	(308)	(324)	(128)
Retained earnings	5,484	5,400	5,282	5,079
Less cost of common stock in treasury — 27,725,572 shares at 9/30/07, 25,725,671 shares at 6/30/07, 21,161,161 shares at 12/31/06 and 19,892,137 shares at 9/30/06	(1,614)	(1,507)	(1,219)	(1,144)

Total shareholders’ equity	5,077	5,018	5,153	5,208

Total liabilities and shareholders’ equity	$59,808	$58,570	$58,001	$58,474

CONSOLIDATED STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2007	2006	2007	2006

INTEREST INCOME
Interest and fees on loans	$895	$843	$2,628	$2,358
Interest on investment securities	52	43	140	132
Interest on short-term investments	5	7	18	20

Total interest income	952	893	2,786	2,510

INTEREST EXPENSE
Interest on deposits	294	272	864	707
Interest on short-term borrowings	29	28	75	115
Interest on medium- and long-term debt	126	91	333	207

Total interest expense	449	391	1,272	1,029

Net interest income	503	502	1,514	1,481
Provision for loan losses	45	15	104	15

Net interest income after provision for loan losses	458	487	1,410	1,466

NONINTEREST INCOME
Service charges on deposit accounts	55	56	164	164
Fiduciary income	49	45	147	133
Commercial lending fees	19	16	52	46
Letter of credit fees	16	17	47	48
Foreign exchange income	11	9	30	28
Brokerage fees	11	10	32	30
Card fees	14	11	40	34
Bank-owned life insurance	8	8	27	31
Net income from principal investing and warrants	11	—	13	7
Net securities gains (losses)	4	—	4	(1)
Net gain (loss) on sales of businesses	—	(7)	3	(12)
Other noninterest income	32	30	99	85

Total noninterest income	230	195	658	593

NONINTEREST EXPENSES
Salaries	207	202	628	592
Employee benefits	49	48	145	142

Total salaries and employee benefits	256	250	773	734
Net occupancy expense	34	31	102	91
Equipment expense	15	13	45	41
Outside processing fee expense	23	21	67	64
Software expense	16	13	46	41
Customer services	11	11	36	33
Litigation and operational losses	6	3	—	7
Provision for credit losses on lending-related commitments	—	(5)	(4)	9
Other noninterest expenses	62	62	176	197

Total noninterest expenses	423	399	1,241	1,217

Income from continuing operations before income taxes	265	283	827	842
Provision for income taxes	85	88	262	245

Income from continuing operations	180	195	565	597
Income (loss) from discontinued operations, net of tax	1	5	2	(3)

NET INCOME	$181	$200	$567	$594

Basic earnings per common share:
Income from continuing operations	$1.18	$1.22	$3.67	$3.70
Net income	1.20	1.25	3.69	3.69

Diluted earnings per common share:
Income from continuing operations	1.17	1.20	3.61	3.65
Net income	1.18	1.23	3.63	3.64

Cash dividends declared on common stock	97	94	296	286
Dividends per common share	0.64	0.59	1.92	1.77

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries

	Third	Second	First	Fourth	Third	Third Quarter 2007 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Second Quarter 2007		Third Quarter 2006
(in millions, except per share data)	2007	2007	2007	2006	2006	Amount	Percent	Amount	Percent

INTEREST INCOME
Interest and fees on loans	$895	$882	$851	$858	$843	$13	1.6%	$52	6.2%
Interest on investment securities	52	46	42	42	43	6	11.5	9	21.4
Interest on short-term investments	5	5	8	12	7	—	(14.3)	(2)	(32.2)

Total interest income	952	933	901	912	893	19	2.0	59	6.6

INTEREST EXPENSE
Interest on deposits	294	284	286	298	272	10	3.2	22	8.1
Interest on short-term borrowings	29	24	22	15	28	5	23.2	1	4.3
Interest on medium- and long-term debt	126	116	91	97	91	10	7.7	35	37.6

Total interest expense	449	424	399	410	391	25	5.5	58	14.7

Net interest income	503	509	502	502	502	(6)	(1.0)	1	0.4
Provision for loan losses	45	36	23	22	15	9	25.0	30	200.0

Net interest income after provision for loan losses	458	473	479	480	487	(15)	(3.0)	(29)	(5.8)

NONINTEREST INCOME
Service charges on deposit accounts	55	55	54	54	56	—	0.6	(1)	(0.9)
Fiduciary income	49	49	49	47	45	—	(0.2)	4	10.2
Commercial lending fees	19	17	16	19	16	2	11.6	3	22.4
Letter of credit fees	16	15	16	16	17	1	2.3	(1)	(6.2)
Foreign exchange income	11	10	9	10	9	1	4.5	2	15.7
Brokerage fees	11	10	11	10	10	1	13.5	1	17.2
Card fees	14	14	12	12	11	—	2.1	3	18.6
Bank-owned life insurance	8	9	10	9	8	(1)	(7.8)	—	2.1
Net income (loss) from principal investing and warrants	11	6	(4)	3	—	5	N/M	11	N/M
Net securities gains	4	—	—	1	—	4	N/M	4	N/M
Net gain (loss) on sales of businesses	—	2	1	—	(7)	(2)	N/M	7	N/M
Income from lawsuit settlement	—	—	—	47	—	—	N/M	—	N/M
Other noninterest income	32	38	29	34	30	(6)	(15.0)	2	7.4

Total noninterest income	230	225	203	262	195	5	2.2	35	17.8

NONINTEREST EXPENSES
Salaries	207	215	206	231	202	(8)	(4.0)	5	2.2
Employee benefits	49	50	46	42	48	(1)	(0.7)	1	3.4

Total salaries and employee benefits	256	265	252	273	250	(9)	(3.3)	6	2.4
Net occupancy expense	34	33	35	34	31	1	5.5	3	8.7
Equipment expense	15	15	15	14	13	—	0.8	2	14.8
Outside processing fee expense	23	24	20	21	21	(1)	(2.4)	2	10.8
Software expense	16	15	15	15	13	1	11.6	3	17.4
Customer services	11	11	14	14	11	—	(5.4)	—	(5.1)
Litigation and operational losses (recoveries)	6	(9)	3	4	3	15	N/M	3	140.5
Provision for credit losses on lending-related commitments	—	(2)	(2)	(4)	(5)	2	N/M	5	N/M
Other noninterest expenses	62	59	55	86	62	3	3.4	—	2.8

Total noninterest expenses	423	411	407	457	399	12	3.1	24	6.4

Income from continuing operations before income taxes	265	287	275	285	283	(22)	(7.8)	(18)	(6.7)
Provision for income taxes	85	91	86	100	88	(6)	(5.3)	(3)	(3.0)

Income from continuing operations	180	196	189	185	195	(16)	(8.9)	(15)	(8.3)
Income from discontinued operations, net of tax	1	—	1	114	5	1	N/M	(4)	N/M

NET INCOME	$181	$196	$190	$299	$200	$(15)	(8.0)%	$(19)	(9.7)%

Basic earnings per common share:
Income from continuing operations	$1.18	$1.28	$1.21	$1.17	$1.22	$(0.10)	(7.8)%	$(0.04)	(3.3)%
Net income	1.20	1.28	1.21	1.89	1.25	(0.08)	(6.3)	(0.05)	(4.0)

Diluted earnings per common share:
Income from continuing operations	1.17	1.25	1.19	1.16	1.20	(0.08)	(6.4)	(0.03)	(2.5)
Net income	1.18	1.25	1.19	1.87	1.23	(0.07)	(5.6)	(0.05)	(4.1)

Cash dividends declared on common stock	97	98	101	94	94	(1)	(1.7)	3	2.7
Dividends per common share	0.64	0.64	0.64	0.59	0.59	—	—	0.05	8.5

N/M — Not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
Comerica Incorporated and Subsidiaries

	2007			2006
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

Balance at beginning of period	$507	$500	$493	$493	$481

Loan charge-offs:
Commercial	30	19	13	7	9
Real estate construction:
Commercial Real Estate business line	6	6	1	—	—
Other business lines	2	2	—	—	—

Total real estate construction	8	8	1	—	—
Commercial mortgage:
Commercial Real Estate business line	2	3	3	3	1
Other business lines	4	10	14	4	4

Total commercial mortgage	6	13	17	7	5
Residential mortgage	—	—	—	—	—
Consumer	3	3	3	13	3
Lease financing	—	—	—	3	—
International	—	—	—	1	—

Total loan charge-offs	47	43	34	31	17

Recoveries on loans previously charged-off:
Commercial	5	5	10	5	13
Real estate construction	—	—	—	—	—
Commercial mortgage	1	2	—	1	1
Residential mortgage	—	—	—	—	—
Consumer	1	1	1	1	—
Lease financing	—	—	4	—	—
International	—	5	3	2	—

Total recoveries	7	13	18	9	14

Net loan charge-offs	40	30	16	22	3
Provision for loan losses	45	36	23	22	15
Foreign currency translation adjustment	—	1	—	—	—

Balance at end of period	$512	$507	$500	$493	$493

Allowance for loan losses as a percentage of total loans	1.03%	1.04%	1.04%	1.04%	1.06%
Net loan charge-offs as a percentage of average total loans	0.32	0.24	0.13	0.18	0.02
Net credit-related charge-offs as a percentage of average total loans	0.32	0.24	0.16	0.19	0.06

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS
Comerica Incorporated and Subsidiaries

	2007			2006
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

Balance at beginning of period	$19	$21	$26	$31	$41
Less: Charge-offs on lending-related commitments (1)	—	—	3	1	5
Add: Provision for credit losses on lending-related commitments	—	(2)	(2)	(4)	(5)

Balance at end of period	$19	$19	$21	$26	$31

Unfunded lending-related commitments sold	$—	$—	$60	$20	$28

(1)	Charge-offs result from the sale of unfunded lending-related commitments.

NONPERFORMING ASSETS
Comerica Incorporated and Subsidiaries

	2007			2006
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Commercial	$64	$88	$73	$97	$83
Real estate construction:
Commercial Real Estate business line	55	37	21	18	4
Other business lines	4	7	4	2	—

Total real estate construction	59	44	25	20	4
Commercial mortgage:
Commercial Real Estate business line	63	20	17	18	10
Other business lines	77	84	84	54	46

Total commercial mortgage	140	104	101	72	56
Residential mortgage	1	1	1	1	1
Consumer	4	3	4	4	5
Lease financing	—	—	4	8	12
International	4	4	10	12	13

Total nonaccrual loans	272	244	218	214	174
Reduced-rate loans	—	—	—	—	—

Total nonperforming loans	272	244	218	214	174
Foreclosed property	19	15	15	18	23

Total nonperforming assets	$291	$259	$233	$232	$197

Nonperforming loans as a percentage of total loans	0.55%	0.50%	0.45%	0.45%	0.37%
Nonperforming assets as a percentage of total loans and foreclosed property	0.59	0.53	0.49	0.49	0.42
Allowance for loan losses as a percentage of total nonperforming assets	176	195	214	213	251
Loans past due 90 days or more and still accruing	$63	$29	$15	$14	$18

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$244	$218	$214	$174	$157
Loans transferred to nonaccrual (1)	94	107	69	66	39
Nonaccrual business loan gross charge-offs (2)	(44)	(40)	(31)	(16)	(14)
Loans transferred to accrual status (1)	—	(8)	—	—	—
Nonaccrual business loans sold (3)	(11)	—	(4)	—	—
Payments/Other (4)	(11)	(33)	(30)	(10)	(8)

Nonaccrual loans at end of period	$272	$244	$218	$214	$174

(1)	Based on an analysis of nonaccrual loans with book balances greater than $2 million.

(2)	Analysis of gross loan charge-offs:

Nonaccrual business loans	$44	$40	$31	$16	$14
Performing watch list loans	—	—	—	2	—
Consumer and residential mortgage loans	3	3	3	13	3

Total gross loan charge-offs	$47	$43	$34	$31	$17

(3)	Analysis of loans sold:

Nonaccrual business loans	$11	$—	$4	$—	$—
Performing watch list loans	—	—	—	25	7

Total loans sold	$11	$—	$4	$25	$7

(4)	Includes net changes related to nonaccrual loans with balances less than $2 million, other than business loan gross charge-offs and nonaccrual loans sold, and payments on nonaccrual loans with book balances greater than $2 million.

ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries

	Nine Months Ended
	September 30, 2007			September 30, 2006
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans (1) (2)	$28,046	$1,538	7.33%	$27,251	$1,375	6.75%
Real estate construction loans	4,454	282	8.47	3,805	244	8.57
Commercial mortgage loans	9,713	534	7.35	9,198	496	7.22
Residential mortgage loans	1,788	82	6.12	1,544	69	5.99
Consumer loans	2,351	125	7.12	2,555	135	7.07
Lease financing	1,293	32	3.26	1,307	40	4.04
International loans	1,880	99	7.07	1,815	94	6.93
Business loan swap expense	—	(61)	—	—	(93)	—

Total loans (2)	49,525	2,631	7.10	47,475	2,360	6.65

Investment securities available-for-sale	4,080	140	4.47	4,042	132	4.20
Federal funds sold and securities purchased under agreements to resell	189	8	5.36	269	10	5.06
Other short-term investments	242	10	5.73	169	10	7.66

Total earning assets	54,036	2,789	6.89	51,955	2,512	6.44

Cash and due from banks	1,390			1,589
Allowance for loan losses	(513)			(497)
Accrued income and other assets	3,010			3,184

Total assets	$57,923			$56,231

Money market and NOW deposits (1)	$14,858	344	3.09	$15,597	327	2.80
Savings deposits	1,393	9	0.91	1,463	8	0.76
Customer certificates of deposit	7,505	250	4.46	6,275	181	3.86
Institutional certificates of deposit	5,490	224	5.45	4,053	156	5.13
Foreign office time deposits	1,001	37	4.92	1,007	35	4.70

Total interest-bearing deposits	30,247	864	3.82	28,395	707	3.33

Short-term borrowings	1,919	75	5.24	3,193	115	4.84
Medium- and long-term debt	7,865	333	5.65	4,963	207	5.57

Total interest-bearing sources	40,031	1,272	4.25	36,551	1,029	3.76

Noninterest-bearing deposits (1)	11,540			13,299
Accrued expenses and other liabilities	1,278			1,240
Shareholders’ equity	5,074			5,141

Total liabilities and shareholders’ equity	57,923			56,231

Net interest income/rate spread (FTE)		$1,517	2.64		$1,483	2.68

FTE adjustment		$3			$2

Impact of net noninterest-bearing sources of funds			1.11			1.12

Net interest margin (as a percentage of average earning assets) (FTE) (2)			3.75%			3.80%

(1) FSD balances included above:
Loans (primarily low-rate)	$1,445	$7	0.63%	$2,516	$10	0.55%
Interest-bearing deposits	1,230	36	3.95	1,835	53	3.84
Noninterest-bearing deposits	3,097			4,516
(2) Impact of FSD loans (primarily low-rate) on the following:
Commercial loans			(0.36)%			(0.63)%
Total loans			(0.20)			(0.34)
Net interest margin (FTE) (assuming loans were funded by noninterest-bearing deposits)			(0.09)			(0.18)

ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	September 30, 2007			June 30, 2007			September 30, 2006
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans (1) (2)	$28,052	$520	7.37%	$28,324	$517	7.31%	$27,534	$498	7.18%
Real estate construction loans	4,607	97	8.33	4,501	95	8.45	4,064	90	8.79
Commercial mortgage loans	9,829	181	7.30	9,634	178	7.39	9,362	175	7.42
Residential mortgage loans	1,865	29	6.12	1,791	28	6.15	1,602	24	6.08
Consumer loans	2,320	41	7.06	2,331	41	7.15	2,474	45	7.32
Lease financing	1,319	11	3.25	1,287	11	3.33	1,323	13	4.00
International loans	1,882	33	6.98	1,925	34	7.17	1,766	33	7.35
Business loan swap expense	—	(16)	—	—	(21)	—	—	(35)	—

Total loans (2)	49,874	896	7.13	49,793	883	7.11	48,125	843	6.96

Investment securities available-for-sale	4,405	52	4.60	4,085	46	4.46	3,887	43	4.22
Federal funds sold and securities purchased under agreements to resell	99	1	5.25	195	2	5.37	282	4	5.39
Other short-term investments	263	4	5.27	231	3	5.21	206	3	6.23

Total earning assets	54,641	953	6.91	54,304	934	6.89	52,500	893	6.74

Cash and due from banks	1,351			1,341			1,561
Allowance for loan losses	(521)			(516)			(495)
Accrued income and other assets	3,075			2,989			3,224

Total assets	$58,546			$58,118			$56,790

Money market and NOW deposits (1)	$14,996	119	3.14	$14,825	114	3.08	$14,885	116	3.07
Savings deposits	1,380	3	0.97	1,419	3	0.91	1,434	3	0.87
Customer certificates of deposit	7,702	87	4.48	7,463	83	4.46	6,710	70	4.17
Institutional certificates of deposit	5,170	72	5.49	5,484	74	5.43	5,180	72	5.45
Foreign office time deposits	1,028	13	4.96	858	10	4.81	924	11	4.96

Total interest-bearing deposits	30,276	294	3.85	30,049	284	3.80	29,133	272	3.70

Short-term borrowings	2,278	29	5.15	1,816	24	5.30	2,125	28	5.29
Medium- and long-term debt	8,852	126	5.61	8,292	116	5.63	6,297	91	5.73

Total interest-bearing sources	41,406	449	4.29	40,157	424	4.24	37,555	391	4.13

Noninterest-bearing deposits (1)	10,840			11,633			12,723
Accrued expenses and other liabilities	1,276			1,231			1,309
Shareholders’ equity	5,024			5,097			5,203

Total liabilities and shareholders’ equity	$58,546			$58,118			$56,790

Net interest income/rate spread (FTE)		$504	2.62		$510	2.65		$502	2.61

FTE adjustment		$1			$1			$—

Impact of net noninterest-bearing sources of funds			1.04			1.11			1.18

Net interest margin (as a percentage of average earning assets) (FTE) (2)			3.66%			3.76%			3.79%

(1) FSD balances included above:
Loans (primarily low-rate)	$1,191	$2	0.71%	$1,580	$2	0.52%	$2,093	$3	0.64%
Interest-bearing deposits	1,214	12	4.06	1,228	12	3.88	1,465	15	3.95
Noninterest-bearing deposits	2,575			3,277			4,079
(2) Impact of FSD loans (primarily low-rate) on the following:
Commercial loans			(0.30)%			(0.40)%			(0.54)%
Total loans			(0.16)			(0.21)			(0.28)
Net interest margin (FTE) (assuming loans were funded by noninterest-bearing deposits)			(0.07)			(0.10)			(0.14)

CONSOLIDATED STATISTICAL DATA
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	March 31,	December 31,	September 30,
(in millions, except per share data)	2007	2007	2007	2006	2006

Commercial loans:
Floor plan	$2,601	$3,012	$2,970	$3,198	$2,628
Other	24,791	24,134	23,711	23,067	23,127

Total commercial loans	27,392	27,146	26,681	26,265	25,755
Real estate construction loans:
Commercial Real Estate business line	4,007	3,777	3,708	3,449	3,352
Other business lines	752	736	754	754	770

Total real estate construction loans	4,759	4,513	4,462	4,203	4,122
Commercial mortgage loans:
Commercial Real Estate business line	1,467	1,344	1,286	1,534	1,529
Other business lines	8,527	8,384	8,306	8,125	7,956

Total commercial mortgage loans	9,994	9,728	9,592	9,659	9,485
Residential mortgage loans	1,892	1,839	1,741	1,677	1,622
Consumer loans:
Home equity	1,582	1,585	1,570	1,591	1,668
Other consumer	815	736	822	832	830

Total consumer loans	2,397	2,321	2,392	2,423	2,498
Lease financing	1,319	1,314	1,273	1,353	1,321
International loans	1,843	1,904	1,848	1,851	1,712

Total loans	$49,596	$48,765	$47,989	$47,431	$46,515

Goodwill	$150	$150	$150	$150	$213
Loan servicing rights	13	13	14	14	15

Tier 1 common capital ratio*	7.00%	7.18%	7.49%	7.54%	7.48%
Tier 1 risk-based capital ratio*	7.67	7.87	8.19	8.02	8.04
Total risk-based capital ratio *	11.43	11.71	12.15	11.63	11.25
Leverage ratio*	9.61	9.68	10.00	9.76	9.68

Book value per share	$33.62	$32.80	$32.84	$32.70	$32.79

Market value per share for the quarter:
High	$61.34	$63.89	$63.39	$59.72	$58.95
Low	50.26	58.18	56.77	55.82	51.45
Close	51.28	59.47	59.12	58.68	56.92

Quarterly ratios:
Return on average common shareholders’ equity from continuing operations	14.24%	15.41%	14.83%	14.03%	15.00%
Return on average common shareholders’ equity	14.38	15.41	14.86	22.63	15.38
Return on average assets from continuing operations	1.22	1.35	1.33	1.29	1.37
Return on average assets	1.23	1.35	1.33	2.07	1.41
Efficiency ratio	58.00	55.97	57.66	59.81	57.15

Number of banking centers	403	402	402	393	382

Number of employees — full time equivalent
Continuing operations	10,683	10,687	10,661	10,700	10,568
Discontinued operations	—	—	—	—	167

*	September 30, 2007 ratios are estimated

PARENT COMPANY ONLY BALANCE SHEETS
Comerica Incorporated

	September 30,	December 31,	September 30,
(in millions, except share data)	2007	2006	2006

ASSETS
Cash and due from subsidiary bank	$5	$122	$7
Short-term investments with subsidiary bank	222	246	294
Other short-term investments	101	92	88
Investment in subsidiaries, principally banks	5,799	5,586	5,719
Premises and equipment	4	4	4
Other assets	152	152	150

Total assets	$6,283	$6,202	$6,262

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$956	$806	$807
Other liabilities	250	243	247

Total liabilities	1,206	1,049	1,054

Common stock — $5 par value:
Authorized - 325,000,000 shares
Issued — 178,735,252 shares at 9/30/07, 12/31/06 and 9/30/06	894	894	894
Capital surplus	551	520	507
Accumulated other comprehensive loss	(238)	(324)	(128)
Retained earnings	5,484	5,282	5,079
Less cost of common stock in treasury - 27,725,572 shares at 9/30/07, 21,161,161 shares at 12/31/06 and 19,892,137 shares at 9/30/06	(1,614)	(1,219)	(1,144)

Total shareholders’ equity	5,077	5,153	5,208

Total liabilities and shareholders’ equity	$6,283	$6,202	$6,262

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
Comerica Incorporated and Subsidiaries

				Accumulated
				Other			Total
	Common Stock		Capital	Comprehensive	Retained	Treasury	Shareholders’
(in millions, except per share data)	In Shares	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT JANUARY 1, 2006	162.9	$894	$461	$(170)	$4,796	$(913)	$5,068
Net income	—	—	—	—	594	—	594
Other comprehensive income, net of tax	—	—	—	42	—	—	42

Total comprehensive income							636
Cash dividends declared on common stock ($1.77 per share)	—	—	—	—	(286)	—	(286)
Purchase of common stock	(5.2)	—	—	—	—	(299)	(299)
Net issuance of common stock under employee stock plans	1.4	—	(16)	—	(25)	85	44
Recognition of share-based compensation expense	—	—	45	—	—	—	45
Employee deferred compensation obligations	(0.3)	—	17	—	—	(17)	—

BALANCE AT SEPTEMBER 30, 2006	158.8	$894	$507	$(128)	$5,079	$(1,144)	$5,208

BALANCE AT DECEMBER 31, 2006	157.6	$894	$520	$(324)	$5,282	$(1,219)	$5,153
FSP13-2 transition adjustment, net of tax	—	—	—	—	(46)	—	(46)
FIN 48 transition adjustment, net of tax	—	—	—	—	3	—	3

BALANCE AT JANUARY 1, 2007	157.6	894	520	(324)	5,239	(1,219)	5,110
Net income	—	—	—	—	567	—	567
Other comprehensive income, net of tax	—	—	—	86	—	—	86

Total comprehensive income	—	—	—	—	—	—	653
Cash dividends declared on common stock ($1.92 per share)	—	—	—	—	(296)	—	(296)
Purchase of common stock	(9.0)	—	—	—	—	(533)	(533)
Net issuance of common stock under employee stock plans	2.4	—	(16)	—	(26)	139	97
Recognition of share-based compensation expense	—	—	46	—	—	—	46
Employee deferred compensation obligations	—	—	1	—	—	(1)	—

BALANCE AT SEPTEMBER 30, 2007	151.0	$894	$551	$(238)	$5,484	$(1,614)	$5,077

BUSINESS SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

			Wealth &
(dollar amounts in millions)	Business	Retail	Institutional
Three Months Ended September 30, 2007	Bank	Bank	Management	Finance	Other	Total

Earnings summary:
Net interest income (expense) (FTE)	$332	$159	$36	$(16)	$(7)	$504
Provision for loan losses	43	7	(5)	—	—	45
Noninterest income	82	56	70	17	5	230
Noninterest expenses	177	160	81	2	3	423
Provision (benefit) for income taxes (FTE)	60	16	10	(3)	3	86
Income from discontinued operations, net of tax	—	—	—	—	1	1

Net income (loss)	$134	$32	$20	$2	$(7)	$181

Net credit-related charge-offs	$30	$9	$1	$—	$—	$40

Selected average balances:
Assets	$40,796	$6,854	$4,152	$5,564	$1,180	$58,546
Loans	39,746	6,111	3,989	2	26	49,874
Deposits	15,948	17,144	2,378	5,748	(102)	41,116
Liabilities	16,783	17,158	2,385	16,971	225	53,522
Attributed equity	2,902	848	338	615	321	5,024

Statistical data:
Return on average assets (1)	1.32%	0.71%	1.90%	N/M	N/M	1.23%
Return on average attributed equity	18.52	15.05	23.39	N/M	N/M	14.38
Net interest margin (2)	3.31	3.68	3.58	N/M	N/M	3.66
Efficiency ratio	43.47	74.31	75.95	N/M	N/M	58.00

			Wealth &
	Business	Retail	Institutional
Three Months Ended June 30, 2007	Bank	Bank	Management	Finance	Other	Total

Earnings summary:
Net interest income (expense) (FTE)	$338	$160	$36	$(18)	$(6)	$510
Provision for loan losses	32	4	2	—	(2)	36
Noninterest income	68	57	70	16	14	225
Noninterest expenses	176	160	79	3	(7)	411
Provision (benefit) for income taxes (FTE)	62	18	9	(5)	8	92
Income from discontinued operations, net of tax	—	—	—	—	—	—

Net income (loss)	$136	$35	$16	$—	$9	$196

Net credit-related charge-offs	$24	$6	$—	$—	$—	$30

Selected average balances:
Assets	$40,848	$6,828	$4,009	$5,296	$1,137	$58,118
Loans	39,824	6,100	3,860	2	7	49,793
Deposits	16,432	17,191	2,295	5,840	(76)	41,682
Liabilities	17,263	17,204	2,303	16,033	218	53,021
Attributed equity	2,914	846	325	595	417	5,097

Statistical data:
Return on average assets (1)	1.33%	0.78%	1.59%	N/M	N/M	1.35%
Return on average attributed equity	18.69	16.56	19.55	N/M	N/M	15.41
Net interest margin (2)	3.39	3.73	3.72	N/M	N/M	3.76
Efficiency ratio	43.49	73.61	74.74	N/M	N/M	55.97

			Wealth &
	Business	Retail	Institutional
Three Months Ended September 30, 2006	Bank	Bank	Management	Finance	Other	Total

Earnings summary:
Net interest income (expense) (FTE)	$331	$161	$37	$(25)	$(2)	$502
Provision for loan losses	6	4	—	—	5	15
Noninterest income	56	53	63	16	7	195
Noninterest expenses	171	151	76	3	(2)	399
Provision (benefit) for income taxes (FTE)	63	19	8	(7)	5	88
Income from discontinued operations, net of tax	—	—	—	—	5	5

Net income (loss)	$147	$40	$16	$(5)	$2	$200

Net credit-related charge-offs	$2	$6	$—	$—	$—	$8

Selected average balances:
Assets	$39,690	$6,766	$3,683	$5,068	$1,583	$56,790
Loans	38,473	6,067	3,547	18	20	48,125
Deposits	17,184	16,751	2,317	5,682	(78)	41,856
Liabilities	18,112	16,754	2,315	14,061	345	51,587
Attributed equity	2,640	827	292	496	948	5,203

Statistical data:
Return on average assets (1)	1.48%	0.90%	1.74%	N/M	N/M	1.41%
Return on average attributed equity	22.30	19.11	21.95	N/M	N/M	15.38
Net interest margin (2)	3.42	3.81	4.12	N/M	N/M	3.79
Efficiency ratio	44.14	70.42	76.01	N/M	N/M	57.15

(1)		Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)		Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE	—	Fully Taxable Equivalent

N/M	—	Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS
Comerica Incorporated and Subsidiaries

							Finance
(dollar amounts in millions)					Other		& Other
Three Months Ended September 30, 2007	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total

Earnings summary:
Net interest income (expense) (FTE)	$241	$177	$71	$13	$8	$17	$(23)	$504
Provision for loan losses	24	23	(2)	3	3	(6)	—	45
Noninterest income	124	36	24	4	9	11	22	230
Noninterest expenses	220	110	58	10	9	11	5	423
Provision (benefit) for income taxes (FTE)	32	30	13	1	2	8	—	86
Income from discontinued operations, net of tax	—	—	—	—	—	—	1	1

Net income (loss)	$89	$50	$26	$3	$3	$15	$(5)	$181

Net credit-related charge-offs (recoveries)	$30	$7	$1	$1	$2	$(1)	$—	$40

Selected average balances:
Assets	$22,792	$17,095	$7,172	$1,706	$767	$2,270	$6,744	$58,546
Loans	21,816	16,543	6,902	1,692	757	2,136	28	49,874
Deposits	16,608	13,009	3,920	271	503	1,159	5,646	41,116
Liabilities	17,396	13,044	3,937	273	502	1,174	17,196	53,522
Attributed equity	1,978	1,201	597	97	64	151	936	5,024

Statistical data:
Return on average assets (1)	1.56%	1.17%	1.44%	0.58%	1.77%	2.66%	N/M	1.23%
Return on average attributed equity	17.99	16.69	17.36	10.19	21.29	40.10	N/M	14.38
Net interest margin (2)	4.38	4.24	4.08	2.97	4.16	3.02	N/M	3.66
Efficiency ratio	60.55	51.82	60.90	58.59	55.17	43.17	N/M	58.00

							Finance
					Other		& Other
Three Months Ended June 30, 2007	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total

Earnings summary:
Net interest income (expense) (FTE)	$248	$179	$69	$11	$8	$19	$(24)	$510
Provision for loan losses	34	5	3	2	—	(6)	(2)	36
Noninterest income	122	32	20	3	9	9	30	225
Noninterest expenses	217	113	56	9	9	11	(4)	411
Provision (benefit) for income taxes (FTE)	32	35	10	1	3	8	3	92
Income from discontinued operations, net of tax	—	—	—	—	—	—	—	—

Net income (loss)	$87	$58	$20	$2	$5	$15	$9	$196

Net credit-related charge-offs (recoveries)	$29	$4	$1	$1	$—	$(5)	$—	$30

Selected average balances:
Assets	$22,875	$17,257	$6,844	$1,666	$769	$2,274	$6,433	$58,118
Loans	21,946	16,715	6,570	1,649	759	2,145	9	49,793
Deposits	16,477	13,595	3,836	290	473	1,247	5,764	41,682
Liabilities	17,252	13,633	3,852	294	472	1,267	16,251	53,021
Attributed equity	1,981	1,206	594	90	59	155	1,012	5,097

Statistical data:
Return on average assets (1)	1.52%	1.36%	1.14%	0.53%	2.53%	2.60%	N/M	1.35%
Return on average attributed equity	17.55	19.51	13.13	9.76	33.10	38.21	N/M	15.41
Net interest margin (2)	4.52	4.29	4.22	2.68	3.98	3.33	N/M	3.76
Efficiency ratio	58.60	53.59	63.11	63.23	54.26	40.28	N/M	55.97

							Finance
					Other		& Other
Three Months Ended September 30, 2006	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total

Earnings summary:
Net interest income (expense) (FTE)	$251	$176	$67	$11	$7	$17	$(27)	$502
Provision for loan losses	24	(4)	(1)	(3)	(1)	(5)	5	15
Noninterest income	117	23	19	4	7	2	23	195
Noninterest expenses	206	108	54	9	8	13	1	399
Provision (benefit) for income taxes (FTE)	36	35	11	3	2	3	(2)	88
Income from discontinued operations, net of tax	—	—	—	—	—	—	5	5

Net income (loss)	$102	$60	$22	$6	$5	$8	$(3)	$200

Net credit-related charge-offs (recoveries)	$5	$—	$3	$—	$—	$—	$—	$8

Selected average balances:
Assets	$22,922	$16,430	$6,388	$1,549	$693	$2,157	$6,651	$56,790
Loans	21,842	15,887	6,121	1,532	685	2,020	38	48,125
Deposits	16,716	13,975	3,672	313	500	1,076	5,604	41,856
Liabilities	17,538	14,041	3,687	317	498	1,100	14,406	51,587
Attributed equity	1,845	1,097	537	85	53	142	1,444	5,203

Statistical data:
Return on average assets (1)	1.77%	1.47%	1.40%	1.62%	2.59%	1.40%	N/M	1.41%
Return on average attributed equity	22.02	22.04	16.62	29.57	33.71	21.37	N/M	15.38
Net interest margin (2)	4.56	4.39	4.30	2.81	4.55	3.17	N/M	3.79
Efficiency ratio	55.98	54.30	62.34	59.79	58.27	67.17	N/M	57.15

(1)		Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(2)		Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE	—	Fully Taxable Equivalent

N/M	—	Not Meaningful